Exhibit 99.1

Contacts:	Jack Lief	Susan Neath
	President and CEO	Atkins + Associates
Media & Investor Relations
	David Walsey	(858) 527-3486
Director, Corporate Communications

Arena Pharmaceuticals
(858) 453-7200

www.arenapharm.com	Press Release

Arena Pharmaceuticals Announces First Quarter 2005 Financial Results

San Diego, CA, April 26, 2005 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today reported financial results for the first quarter ended March 31, 2005.

Total revenues in the first quarter of 2005 were $4.4 million, compared to $5.8 million in the first quarter of 2004. Arena reported a net loss allocable to common stockholders in the first quarter of 2005 of $25.0 million, or $0.79 per share, which included a $7.4 million non-cash charge to accretion of discount and deemed dividend on redeemable convertible preferred stock. This compares with a net loss allocable to common stockholders in the first quarter of 2004 of $12.5 million, or $0.49 per share.

“In the first quarter, we advanced our lead clinical programs for obesity and insomnia, improved our balance sheet with the net proceeds from a public offering of common stock and the receipt of over $23 million from Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson company, for our diabetes collaboration, and added significant experience to our board of directors with the appointment of Louis J. Lavigne, Jr., former Executive Vice President and Chief Financial Officer of Genentech, Inc.,” stated Jack Lief, Arena’s President and Chief Executive Officer. “In the second quarter, we look forward to reporting results from both our Phase 2 trial evaluating APD356 for obesity and our Phase 1 trials evaluating APD125 for insomnia.”

Research and development expenses totaled $18.8 million in the first quarter of 2005, compared to $13.8 million in the first quarter of 2004. The increase in 2005 research and development expenses as compared to 2004 is primarily attributable to the clinical trials for our most advanced product candidates, APD356 for obesity and APD125 for insomnia, as well as moving our research and preclinical pipeline forward for a number of additional compounds. General and administrative expenses totaled $2.7 million in the first quarter of 2005, compared to $2.5 million in the first quarter of 2004.

Cash, cash equivalents and short-term investments totaled $166.4 million at March 31, 2005.

Arena’s First Quarter Highlights:

•                  Improved its balance sheet through the sale of 8,625,000 shares of common stock at $6.00 per share for net proceeds of approximately $48.2 million

•                  Received $23.2 million from Ortho-McNeil in January 2005 for Arena’s diabetes collaboration, comprised of an upfront payment of $17.5 million, $5.0 million for two preclinical development milestones achieved in late December 2004 and $0.7 million in research funding

•                  Advanced the Phase 2 investigation of APD356, Arena’s product candidate for the treatment of obesity, in a randomized, double-blinded, dose ranging, 28-day study in obese patients, with results expected to be reported in the second quarter of this year

•                  Advanced the Phase 1 investigation of APD125, Arena’s product candidate for the treatment of insomnia, with results expected to be reported in the second quarter of this year

•                  Added further depth and expertise to the board of directors with the appointment of Louis J. Lavigne, Jr., former Executive Vice President and Chief Financial Officer of Genentech, Inc.

Arena also announced today that its new corporate website is now online. The new website, available at www.arenapharm.com, was designed and developed to provide relevant information about the company, its product candidates, and its G protein-coupled receptor drug discovery technologies.

Arena will host both a conference call and webcast to discuss the first quarter 2005 financial results, guidance for the remainder of the year and to provide a corporate update on Wednesday, April 27, 2005, at 9:00 a.m. EDT (6:00 a.m. PDT). Jack Lief, President and Chief Executivc Officer and Robert Hoffman, Vice President, Finance and Chief Accounting Officer will be present on the conference call.

The conference call can be accessed by dialing 888-396-2369 for domestic callers and 617-847-8710 for international callers. Please specify to the operator that you would like to join the “Arena First Quarter Earnings Call.” Additionally, the conference call will be webcast live under the investor relations section of Arena’s website at http://www.arenapharm.com, and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

About Arena Pharmaceuticals

Arena is a clinical-stage biopharmaceutical company focusing on the discovery, development and commercialization of small molecule drugs in four major therapeutic areas: metabolic, cardiovascular, inflammatory and central nervous system diseases. Arena is developing a broad pipeline of compounds that act on an important class of drug targets called G protein-coupled receptors, or GPCRs, using its proprietary technologies, including CART™ (Constitutively Activated Receptor Technology) and Melanophore. Arena’s most advanced clinical compound, APD356, a selective 5-HT2C serotonin receptor agonist for the treatment of obesity, is in a Phase 2 clinical trial. Arena is also conducting Phase 1 clinical trials on APD125, a compound with a novel mechanism of action (a selective 5-HT2A receptor antagonist) for the treatment of insomnia. Arena has research collaborations with Ortho-McNeil Pharmaceutical, Inc., Merck & Co., Inc. and other companies for products in a number of different indications.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. CART™ is an unregistered service mark of the company.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the reporting of clinical trial results and other statements about Arena’s strategy, technologies, preclinical and clinical programs, and ability to develop compounds. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing, and the timing and receipt of payments and fees, if any, from Arena’s collaborators, including Ortho-McNeil and Merck. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2005	2004
	(unaudited)
Revenues
Total revenues	$4,420,225	$5,783,334

Expenses
Research and development	18,809,296	13,798,027
General and administrative	2,730,501	2,546,189
Amortization of non-cash deferred compensation	174,338	500,628
Amortization of acquired technology	384,249	405,305
Total expenses	22,098,384	17,250,149

Interest and other income, net	376,623	(222,777)
Net loss	(17,301,536)	(11,689,592)

Dividends on redeemable convertible preferred stock	(361,407)	(354,914)
Accretion of discount and deemed dividend related to redeemable convertible preferred stock	(7,372,014)	(462,971)
Net loss allocable to common stockholders	$(25,034,957)	$(12,507,477)

Net loss per share, basic and diluted	$(0.79)	$(0.49)

Shares used in calculating net loss per share, basic and diluted	31,846,957	25,286,402

Condensed Consolidated Balance Sheet Data

	March 31,	December 31,
	2005	2004
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$166,447,785	$113,313,839
Accounts receivable	210,232	22,590,323
Other current assets	4,059,304	5,331,799
Land, property and equipment, net	52,326,825	52,994,209
Acquired technology, investments and other assets	11,452,519	12,134,825
Total assets	$234,496,665	$206,364,995
Liabilities and Stockholders’ Equity
Deferred revenues	$26,249,963	$30,070,188
Other liabilities	21,210,236	20,479,593
Redeemable convertible preferred stock	36,825,649	29,092,228
Stockholders’ equity	150,210,817	126,722,986
Total liabilities and stockholders’ equity	$234,496,665	$206,364,995

Note: The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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